UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LIVX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 15, 2021, LiveXLive Media, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Below is a summary of the proposals and corresponding vote.

1. All nine nominees were elected to the Company’s Board of Directors with each director receiving votes as follows:

Election of Directors	For	Withheld	Broker Non-Vote
Robert S. Ellin	52,034,858	247,837	8,877,920
Jay Krigsman	52,083,403	199,292	8,877,920
Craig Foster	43,727,573	8,458,454	8,974,588
Ramin Arani	46,860,355	5,325,672	8,974,588
Patrick Wachsberger	51,993,227	192,800	8,974,588
Kenneth Solomon	46,864,323	5,321,704	8,974,588
Bridget Baker	51,995,485	190,542	8,974,588
Maria Garrido	52,013,680	172,347	8,974,588
Kristopher Wright	52,013,560	172,467	8,974,588

2. The approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company as described in the Company’s Proxy Statement for the Annual Meeting. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Vote
51,546,657	545,909	93,460	8,974,589

3. The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Vote
61,056,263	69,208	35,144	‒

No other matters were considered or voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

Dated: September 21, 2021	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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